
<ARTICLE>                                                      CT
<LEGEND>
This schedule contains summary financial information extracted from financial statements, schedules and other disclosure contained in
Form 10-K for the year ended September 30, 1997 of B. F. Saul Real
Estate Investment Trust and is qualified in its entirety by reference to such financial statements, schedules and other disclosure.
</LEGEND>
<MULTIPLIER>                                                 1000

<PERIOD-TYPE>                                                  12-MOS
<FISCAL-YEAR-END>                                          SEP-30-1997
<PERIOD-END>                                               SEP-30-1997
<TOTAL-ASSETS>                                            6357986
<PREFERRED-MANDATORY>                                         516
<PREFERRED>                                                     0
<COMMON>                                                     6642
<OTHER-SE>                                                 (91943)
<TOTAL-LIABILITY-AND-EQUITY>                              6357986
<TOTAL-REVENUES>                                                0
<INCOME-TAX>                                                12810
<INCOME-CONTINUING>                                         48384
<DISCONTINUED>                                                  0
<EXTRAORDINARY>                                                 0
<CHANGES>                                                       0
<NET-INCOME>                                                18860
<EPS-PRIMARY>                                                   2.78
<EPS-DILUTED>                                                   2.78

